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                                                                  Exhibit 10.19


                                J-VON GROUP LLC
                              25 Litchfield Street
                        Leominster, Massachusetts 01453


                                                 April __, 1997


Mr. Patrick A. DePaolo
300 Argyle Road
Cheshire, CT 06410


Dear Pat:

         We refer to the letter dated August 30, 1991, (the "1991 Letter") between J-VON Limited Partnership (the "LP") and you, regarding certain agreements between the LP and you with respect to your limited partnership interests in the LP and in 25 Litchfield Street Limited Partnership ("Litchfield"). Simultaneously herewith, you are acquiring a membership interest in J-VON Group, LLC (the "Company").

         This Letter confirms the agreement of the parties hereto that the 1991 Letter remains in full force and effect, with the exception of the second paragraph therein which is hereby deleted. In addition, it is further agreed that, notwithstanding any provision contained in the Company's Limited Liability Company Agreement dated as of December 30, 1996, Discas, Inc. ("Discas") shall not be prevented from conducting its business in the areas of compounding plastic or rubber materials, or the marketing of such materials, with respect to recycled materials of any type, and prime materials that do not compete directly with the Company, provided that

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neither you nor Discas shall, directly or indirectly, manufacture or sell thermoplastic elastomers containing prime SBS or SEBS styrenic based compounds other than urethane-modified SBS styrenic based compounds and other than sales to the following entities which are existing customers of Discas with current estimated annual sales of 20,000 pounds of material: Kendall Health Care, Sanford/Berol, US Surgical, Storm Products, North Coast Medical and Davol Medical. For the purposes of this letter, the term "prime" shall include materials designated as "prime," "pencil prime," or "wide spec," and the term "recycled" shall refer to materials containing not less than thirty three percent (33%) recycled compounds in such material's formula.

         Each of the parties hereto acknowledges that its rights hereunder are unique and that a breach hereof may not be remediable by money damages. Accordingly, each of the parties hereto agrees that the other shall be entitled to specific performance and nay other appropriate equitable relief in the event of a breach of the terms by the other.

         If the foregoing is in accordance with your understanding, kindly execute the enclosed agreement in the space provided below.


                                            Very truly yours,

                                            J-VON GROUP, LLC


                                            By:

                                            By:
                                               ---------------------------
                                               Name:
                                               Title:

Agreed and understood:

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/s/ Patrick A. DePaolo
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Patrick A. DePaolo, individually
and on behalf of Discas, Inc.